                                                                 Exhibit (h)(34)


                        AMENDED AND RESTATED SCHEDULE A

                              WITH RESPECT TO THE

                           THIRD AMENDED AND RESTATED

                       ADMINISTRATIVE SERVICES AGREEMENT

                                    BETWEEN

                                ING EQUITY TRUST
                        (FORMERLY PILGRIM EQUITY TRUST)

                                      AND

                            ING FUNDS SERVICES, LLC
                       (FORMERLY ING PILGRIM GROUP, LLC)



FUNDS                                                   ADMINISTRATIVE FEE(1)
-----                                                    ------------------
                                            (AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS)

ING Principal Protection Fund                                    0.10%
ING Principal Protection Fund II                                 0.10%
ING Principal Protection Fund III                                0.10%
ING Principal Protection Fund IV                                 0.10%
ING Principal Protection Fund V                                  0.10%
ING Principal Protection Fund VI                                 0.10%
ING Principal Protection Fund VII                                0.10%
ING Principal Protection Fund VIII*                              0.10%
ING Principal Protection Fund IX*                                0.10%

* This Amended and Restated Schedule A will be effective with respect to the Fund upon the effective date of the post-effective amendment to the Trust's Registration Statement with respect to the Fund.

(1) In addition to the administrative fee, the Administrator shall receive a fee of $5.00 per year per account of each beneficial holder of shares in the funds.